UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Diametrics Medical, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-1663185
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2658 Patton Road
Roseville, Minnesota 55113
(Address, including Zip Code, of Principal Executive Offices)

Diametrics Medical, Inc.
1990 Stock Option Plan
(full title of the plan)

André de Bruin
Interim Chief Executive Officer
2658 Patton Road
Roseville, Minnesota 55113
(Name and address of agent for service)

(651) 639-8035
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $ .01 par value	750,000	$2.645	$1,983,750	$183

(1)
The shares being registered represent 750,000 shares of Common Stock available for issuance under the Diametrics Medical, Inc. 1990 Stock Option Plan in addition to shares previously registered under the plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under such plan pursuant to its antidilution provisions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average high and low prices for shares of the Company’s Common Stock on the Nasdaq National Market on August 16, 2002.

Pursuant to Section E of the General Instructions to Form S-8, this Registration Statement relates to the registration of additional shares of common stock of the Registrant under the Registrant’s 1990 Stock Option Plan, and incorporates by reference the following: the Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on September 1, 1994 (File No. 33-83572), the Registration Statement on Form S-8 filed with the Commission on March 28, 1997 (File No. 333-24169), the Registration Statement on Form S-8 filed with the Commission on March 28, 1997 (File No. 333-24167), the Registration Statement on Form S-8 filed with the Commission on September 18, 1998 (File No. 333-63687), and the Registration Statement on Form S-8 filed with the Commission on September 7, 2001 (File No. 333-69094).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS

Exhibit Number	Description
4.1
Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 1997), as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2001).

4.2	Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, for the year ended December 31, 1999).

4.3	Form of Certificate for Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 33-78518)).

5	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5).

23.2	Consent of KPMG LLP.

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on August 19, 2002.

DIAMETRICS MEDICAL, INC.

By:	/s/ ANDRÉ DE BRUIN
André de Bruin
Chairman and interim Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints André de Bruin and Laurence L. Betterley or either of them (with full power to act alone)] his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any necessary state securities commissions or other agencies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of August, 2002.

Name		Title

By	/s/ ANDRÉ DE BRUIN André de Bruin	Chairman and interim Chief Executive Officer (Principal Executive Officer)

By	/s/ LAURENCE L. BETTERLEY Laurence L. Betterley	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By	/s/ JILL M. NUSSBAUM Jill M. Nussbaum	Corporate Controller (Principal Accounting Officer)

By	Roy S. Johnson	Director

By	/s/ GERALD L. COHN Gerald L. Cohn	Director

By	/s/ MARK B. KNUDSON Mark B. Knudson, Ph.D.	Director

By	/s/ CARL S. GOLDFISCHER Carl S. Goldfischer, M.D.	Director

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5).

23.2	Consent of KPMG LLP.